Promissory Notes, 18% 12 Month Unsecured

                          MOUNTAIN STATES CAPITAL, INC.

                             RESCISSION/DISTRIBUTION
                             BROKER/DEALER AGREEMENT

                              Dated March 31, 2000
                             and Amended May 3, 2000


Heritage West Securities, Inc.
3550 North Central Avenue
Suite 1800
Phoenix, Arizona 85012

Dear Sirs:

     Mountain States Capital, Inc., an Arizona corporation (the "Company"), is directing a registered offer of rescission (the "Rescission Offer") to all persons who are holders of certain promissory notes ("Outstanding Notes") previously issued by the Company. The current owners of the Outstanding Notes are listed on the attached "Rescission List" (such persons are referred to herein as the "Rescission Offerees"). The Company is also offering to sell to the public newly issued promissory notes (the "New Notes"). The Rescission Offer and the offering of New Notes are described in that certain Form SB-2 Registration Statement to be filed with the Securities and Exchange Commission (the "Registration Statement").

     Heritage West Securities, Inc. (the "Broker/Dealer") will act as Broker/Dealer strictly in an agency capacity (i) to transmit the offer of rescission by the Company, (ii) to effect the consummation of rescission by any Rescission Offerees who accept such offer, provided that Broker/Dealer's responsibilities shall be limited to the payment to such exercising Rescission Offerees of amounts due to them from funds provided by the Company to Broker/Dealer for such purpose, and in no event shall Broker/Dealer be obligated to pay any such amounts from any other funds or sources, (iii) to oversee a separate account for the deposit of the $2,200,000 minimum proceeds to be raised pursuant to the Company's Registration Statement, and (iv) to distribute the New Notes on a best efforts basis. Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Registration Statement.

     1. REGISTRATION STATEMENT. The Company has prepared the Registration Statement and is solely responsible for the contents thereof.

     2. PROCEDURE FOR REPAYING OUTSTANDING NOTES. As and when Broker/Dealer shall receive from Rescission Offerees notices of acceptance of the rescission offer made in accordance with the terms and conditions of the Registration Statement, Broker/Dealer shall calculate the amount due under the terms set forth in the Registration Statement, and shall so inform the Company of such acceptance(s) (including the names of all accepting Rescission Offerees) and of

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such  calculation.  The Company  shall  within five (5)  business  days remit to
Broker/Dealer  check(s)  (or,  in the  case  of  Rescission  Offerees  who  have
subscribed  for  New  Notes,  New  Notes)  in  the  calculated   amount,   which
Broker/Dealer   shall  send  to  the   accepting   Rescission   Offerees   after
Broker/Dealer receives the canceled promissory note(s).

     3. PROCEDURE FOR DISTRIBUTION OF NEW NOTES. As and when Broker/Dealer shall receive acceptances from offerees of the offer of New Notes, Broker/Dealer shall tender completed documentation with respect thereto to the Company for acceptance. Funds received by Broker/Dealer shall be held in escrow until the minimum offering amounts are satisfied, all as described in the Registration Statement.

     4. AGREEMENTS OF THE COMPANY. The Company agrees with Broker/Dealer as follows:

          (a) The Company will furnish to Broker/Dealer one copy of the Registration Statement and will provide a copy of each amendment to it.

          (b) The Company will prepare a prospectus relating to the Registration Statement in accordance with all applicable SEC and state securities authorities rules and regulations, and will provide to Broker/Dealer as many copies of such prospectus as Broker/Dealer may reasonably request for offerees of the New Notes.

          (c) The Company will pay all reasonable and verifiable third-party costs, expenses, fees and taxes incident to (i) the printing and delivery of the Registration Statement and all amendments or supplements to it, (ii) the printing and delivery of all other agreements, memoranda, correspondence and other documents printed and delivered in connection with the Registration Statement and the Rescission Offer, (iii) furnishing such copies of the Registration Statement and all amendments and supplements thereto, (iv) the performance by the Company of its account set up and Noteholder funds distribution obligations under this Agreement, and (v) all other reasonable and necessary third-party hard costs associated with the distribution of the Registration Statement or the prospectus relating thereto and all expenses associated with the Rescission Offer, provided that the Company shall have approved each such cost or expense exceeding $250 prior to the incurrence thereof.

          (d) In addition to the expenses described in Section 4(c) and the commissions described in Section 4(e) with respect to the New Notes, the Company shall pay the Broker/Dealer a total fee equal to the greater of $25,000 or One and One-Half Percent (1 1/2%) of the total amount of the face value of the Outstanding Notes as to which the Rescission Offer is accepted by Rescission Offerees who elect to roll their Outstanding Note balances into New Notes. Upon execution of this Agreement, the sum of $12,500 shall be paid to the Broker/Dealer for services to be performed.

          The remainder of the Broker/Dealer's fee shall be paid as follows:

          (i) $10,000 within thirty (30) days of this Agreement; and

          (ii) The balance due Broker/Dealer upon conclusion of the Rescission Offer (at such time as the percentage of the total amount of the face value of the rescinded Notes can be calculated).

          (e) The Broker/Dealer's fee for all New Notes issued pursuant to the Registration Statement shall be as follows:

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          (i) Three  Percent  (3%)  annually of the face amount of all New Notes where the offeree is identified by the Broker-Dealer where the Company does not have an existing relationship with the offeree.

          (ii) One and One Half Percent (1 1/2%) annually of the face amount of all other New Notes that are issued pursuant to the Registration Statement.

          - If the Company and the Broker/Dealer agree that other broker-dealers are to be utilized in the further distribution of the New Notes, then supplemental fees will be negotiated amongst the parties on a case by case basis.

          - All fees under this Section 4(e) shall be payable in twelve equal monthly installments paid monthly in arrears, beginning thirty days after the date of the Company's receipt of subscription proceeds for the New Notes. The fees will be paid for such terms and renewal terms as the New Notes are outstanding. In the event the Company elects to retire any New Notes prior to their maturity, the Company will be obligated to compensate the Broker/Dealer only through the end of the monthly installment that would be due for the month that any New Notes are retired.

          (f) The Company will do and perform all things required or necessary to be done and performed under this Agreement by the Company in connection with the Rescission Offer to satisfy all conditions precedent to the completion of the Rescission Offer, including, but not limited to maintaining its existence and maintaining or providing for adequate assets to fulfill the Company's responsibilities through the final distribution of funds in connection therewith.

     5. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY. The Company represents and warrants to, and covenants with, the Broker/Dealer that:

          (a) The Registration Statement will be prepared in compliance with all applicable laws, is accurate in all material respects, and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. Any prospectus prepared by the Company relating to the Registration Statement, any amendment to the Registration Statement and any prospectus relating to such amended Registration Statement will be accurate in all material respects, will not contain any untrue statement of a material fact and will not omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (b) The financial statements included in the Registration Statement and any prospectus, together with the related schedules and notes, present fairly the financial position of the Company at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved.

          (c) Since the dates as of which information is given in the Registration Statement and any prospectus, except as otherwise stated therein,
(i) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), and (ii) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise.

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          (d) This Agreement has been duly authorized, executed and delivered by the Company, and this Agreement constitutes the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability. The Company has full power and authority to enter into and perform its obligations under this Agreement. The execution, delivery and performance of this Agreement, the compliance by the Company with all provisions hereof and the consummation of the transactions contemplated hereby will not conflict with or result in a breach of any of the terms or provisions of, or a default under, the charter or by laws of the Company. No consent, approval, authorization or order of any court or any governmental agency or body is required for the consummation by the Company of the transactions contemplated hereby, except such as have been obtained.

     6. REPRESENTATIONS AND WARRANTIES OF BROKER/DEALER. The Broker/Dealer represents and warrants to the Company that:

          (a) Broker/Dealer: (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; (ii) has all requisite corporate power and authority to conduct the business in which it is currently engaged; (iii) is duly qualified as a foreign corporation, licensed and in good standing under the laws of each jurisdiction where the conduct of its business requires such qualification; and
(iv) has the corporate power and authority to execute, deliver and perform its obligations under this Agreement.

          (b) Broker/Dealer is in compliance with, and meets all the applicable requirements of, the National Association of Securities Dealers and the United States Securities Exchange Commission. Broker/Dealer is duly registered or qualified as a broker/dealer and otherwise has the legal ability to perform its obligations under this Agreement, in Arizona, California, New Mexico, Colorado, Texas, Kansas, Oregon, Florida and Utah. To the extent necessary to comply with applicable law, the Broker/Dealer will use its best efforts to register or qualify as a broker/dealer in Tennessee.

          (c) This Agreement has been duly executed and delivered by the Broker/Dealer, and this Agreement constitutes the legal, valid and binding obligations of the Broker/Dealer enforceable against the Broker/Dealer in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or other similar laws affecting the enforcement of creditors' rights generally and by general principles of equity relating to enforceability.

          (d) Broker/Dealer will engage in the distribution of the New Notes on a best efforts basis.

     7. BLUE SKY QUALIFICATIONS. The Company will use its best efforts, in cooperation with the Broker/Dealer, to qualify at the Company's expense the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Broker/Dealer may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement.

     8. INDEMNIFICATION OF BROKER/DEALER. (a) The Company agrees to indemnify and hold harmless the Broker/Dealer and each person, if any, who controls the

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Broker/Dealer within the meaning of Section 15 of the Securities Act of 1933, as amended (the "1933 Act"), or Section 20 of the Securities Exchange Act of 1934, as amended (the "1934 Act"), against any and all loss, liability, claim, damage and expense whatsoever (including, without limitation, cost of counsel and other professionals incurred by Broker/Dealer in responding to or investigating any matter), as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any prospectus relating to the Registration Statement or any amendment thereto, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

          (b) Broker/Dealer shall give notice as promptly as reasonably practicable to the Company of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify the Company shall not relieve the Company from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. Counsel to the Broker/Dealer shall be selected by the Broker/Dealer, although the Company may participate at its own expense in the defense of any such action. The Company shall not, without the prior written consent of the Broker/Dealer, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 7.

     9. OPINION OF COUNSEL. The Company shall deliver to the Broker/Dealer the opinion of Quarles & Brady, LLP, securities counsel to the Company, in form and substance satisfactory to the Broker/Dealer, addressing the compliance of the Rescission Offer and the offering of New Notes with applicable securities laws.

     10. BROKER/DEALER TO OVERSEE SEPARATE ACCOUNT. The Broker/Dealer agrees to accept appointment as agent for the deposit funds to a separate account (the "Separate Account") that will hold the $2,200,000 minimum proceeds to be raised pursuant to the Company's Registration Statement. The Broker/Dealer and the Company agree to execute an agreement that more completely describes the parties' undertakings with regard to the Separate Account (the "Separate Account Agreement"). A summary of the Broker/Dealers' role in overseeing the Separate Account will be as follows:

          (a) All funds initially received by the Broker/Dealer pursuant to the Company's Registration Statement will be deposited or wired to the Separate Account maintained at Valley Bank, 3550 N. Central Ave., Phoenix, Arizona 85012. The Broker/ Dealer shall cause all checks issued or wires to be sent by New Note investors to be made payable to Heritage West Securities FBO Mountain States Capital, Inc.

          (b) If the sum of canceled Old Noted (as that term is defined in the Registration Statement) and New Note investor funds on deposit in the Separate Account total $2,200,000 at any time prior to the termination of the Separate Account Agreement, then the Broker/Dealer shall release the Separate Account funds to the Company. If the minimum amount of canceled Old Noted and New Note investor funds in the Separate Account has not met or exceeded $2,200,000 prior to the termination date of the Separate Account Agreement, the Broker/Dealer shall within a reasonable time following the termination date refund to each of the New Note investors all sums paid pursuant to their New Note subscription agreements.

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     11.  TERMINATION.  Either party may terminate  this  Agreement if the other party has materially breached the terms of this Agreement and has not cured the breach within thirty days of receiving written notice of the breach from the non-breaching party. In the event of a breach by Broker/Dealer, any fees paid or payable by the Company will be equitably adjusted to reflect the Broker/Dealer's actual performance hereunder.

     12. MISCELLANEOUS. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (a) if to the Company, Mountain States Capital, Inc., 1407 East Thomas Road, Phoenix, Arizona 85014, and (b) if to you, do Paul F. Arutt at Heritage West Securities, Inc., 3550 North Central Avenue, Suite 1800, Phoenix, Arizona 85012, or in any case to such other address as the person to be notified may have requested in writing.

     This Agreement shall be governed and construed in accordance with the laws of the State of Arizona.

     This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

     Please confirm that the foregoing correctly sets forth the agreement between the Company and the Broker/Dealer.

Very truly yours,

MOUNTAIN STATES CAPITAL, INC.


By: /s/ Chad Collins
    ------------------------------
    Chad Collins, President


Confirmed in Phoenix, Arizona
on the date first above mentioned.

HERITAGE WEST SECURITIES, INC.


By: /s/ Paul F. Arutt
    ------------------------------
    Paul F. Arutt, President

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